Exhibit 10.3

AMENDMENT #2 TO EXCLUSIVE LICENSE AND SUPPLY AGREEMENT

This Amendment #2 to Exclusive License and Supply Agreement (“Amendment #2”) is made and entered into on the 19th day of July, 2006 (the “Effective Date”) by and between OXIS International, a Delaware corporation (“OXIS”), located at 6040 N. Cutter Circle, Suite 317, Portland, OR 97217 and HaptoGuard, Inc., a Delaware corporation, located at Park 80 West, Plaza II, Suite 200, Saddle Brook, NJ 07663 (“HaptoGuard”).

WHEREAS, OXIS and HaptoGuard entered into a License and Research Agreement effective on September 28, 2004 (the “Original Agreement”);

WHEREAS, OXIS and HaptoGuard entered into an Amendment to Exclusive License and Supply Agreement on March 22, 2005 (together with the Original Agreement, the “Agreement”);

WHEREAS the parties wish to amend the Agreement and incorporate therein the terms and conditions stated below. Capitalized terms used in this Amendment #2 that are no otherwise defined herein shall have the respective meanings set forth in the Agreement.

NOW THEREFORE, the parties hereby agree as follows:

1.	Section 5 of the Agreement is hereby amended by deleting the third paragraph of Section 5 of the Agreement and inserting in lieu thereof the following paragraph:

“In the event that HaptoGuard should fail to comply with the timelines set forth on Exhibit C, OXIS will allow a six- (6-)month extension for each task upon the payment of One Hundred Thousand US Dollars ($100,000) to OXIS. Thereafter, OXIS will allow up to three (3) three- (3-)month extensions for each task upon the payment of Fifty Thousand US Dollars ($50,000) to OXIS for each extension, and thereafter, OXIS shall have the right to terminate this Agreement.”

2.
The Plan and Timeline attached as Exhibit C of the Agreement is hereby amended by deleting the language in the first column of the second row of the Plan and Timeline and inserting in lieu thereof the following language:

“Fourteen (14) months from the Effective Date (the “Phase II Deadline”)”

3.
The Plan and Timeline attached as Exhibit C of the Agreement is hereby amended by deleting the language in the first column of the third row of the Plan and Timeline and inserting in lieu thereof the following language:

“Twelve (12) months from the Phase II Deadline, as amended by any extension pursuant to Section 5 of the Agreement”

4.	The Plan and Timeline attached as Exhibit C of the Agreement is hereby amended by deleting the language in the last row of the Plan and Timeline and inserting in lieu thereof the following language:

“In the event that HaptoGuard should approach default on these timelines, OXIS will allow a six- (6-)month extension upon payment of $100,000 to OXIS. Thereafter, OXIS will allow up to three (3) three- (3-)month extensions for each task upon the payment of $50,000 to OXIS for each extension, and thereafter, OXIS will have the right to terminate this Agreement.”

5.
The parties to this Amendment #2 each acknowledge and agree that as of the date hereof the Agreement is in full force and effect. Except for the changes and/or additions stated herein, all other terms of the Agreement shall remain valid and bind the parties without any change. In any case of a contradiction between the provisions of this Amendment #2 and the provisions of the Agreement, the provisions of this Amendment #2 shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Agreement shall be deemed to be the Agreement as amended and supplemented by this Amendment #2.

6.	The commencement date for any extensions granted under the Agreement will be the Effective Date of this Amendment #2.

IN WITNESS WHEREOF, the parties hereby sign this Amendment #2:

OXIS INTERNATIONAL	HAPTOGUARD, INC.

By: /s/ Steven T. Guillen Name: Steven T. Guillen Title: President & CEO	By: /s/ Noah Berkowitz Name: Noah Berkowitz Title: President and CEO